UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 21, 2022

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On June 21, 2022, Body and Mind Inc. (the “Company” or “BaM”) issued a news release to provide an update on the first amendment to the Seaside dispensary purchase agreement.

The Company, though its wholly owned subsidiary, DEP Nevada, Inc. (“DEP”), executed definitive agreements to purchase the Reef dispensary in Seaside California on November 30, 2021 and has been operating the dispensary since December 1st, 2021. DEP has executed a first amendment to such definitive agreements (the “First Amendment”) to reduce the cash purchase price of the transaction and to issue shares of common stock having the same value as the cash reduction. The details of the definitive agreements executed on November 30, 2021 are outlined in the Company’s press release on December 1, 2021 and the transaction has been amended to reduce the cash purchase price from US$2.5 million to US$1.25 million. The Company will issue US$1.25 million worth of shares of the Company’s common stock based on the 10-day VWAP on the ten (10) consecutive trading days prior to June 17, 2022 being the “Effective Date” of the First Amendment and subject to compliance with the policies of the Canadian Securities Exchange (the “CSE”). The Company also agreed to issue additional shares of common stock equal to the difference between the amount of the shares of common stock of the Company that were issued on December 3, 2021 (the “MIPA #2 Shares”) and the amount of shares of common stock that would have been issued had the 10-day VWAP for the MIPA #2 shares been calculated as of the Effective Date of the First Amendment (the “Additional MIPA #2 Shares”). Additionally, on the date that is eighteen (18) months (548 days) following the Effective Date of the First Amendment (the “Additional Share Issuance Date”), the Company will issue US$100,000 worth of shares to the sellers based on the 10-Day VWAP and subject to compliance with the policies of the CSE, calculated as of the Additional Share Issuance Date. Furthermore, the Company has agreed to issue US$300,000 worth of shares of common stock (the “Additional True-up Shares”) in advance of the working capital true-up payment outlined in the original agreement. If the actual working capital is less than $nil, then the purchase price will be reduced by such amount and the Additional True-up Shares will be forfeited and cancelled. If the actual working capital is greater than $nil and the Additional True-up Shares are sufficient to cover the difference, then all or a portion of the Additional True-up Shares will be delivered to the sellers. If the Additional True-up Shares are insufficient to cover the difference owing by DEP to the sellers, then the Additional True-up Shares will be delivered to the sellers and the Company will issue additional shares of common stock to cover any shortfall.

“The combination of our recent debt extension, pausing our Michigan cultivation and reduced cash payment for the Seaside dispensary are designed to strengthen the Body and Mind balance sheet for future development,” stated Michael Mills, CEO of Body and Mind. “We continue to focus on our cultivation, manufacturing and retail operations as we expand our brand and wholesale business and develop new strains and innovative products.”

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Q3 Periodic Report and Earnings Update

The Company anticipates filing its Form 10-Q for the three and nine months ended April 30, 2022 after market on June 21, 2022 with a Q3 earnings call scheduled for 5:00 p.m. Eastern on June 21, 2022.

Conference Call Details

Confirmation #: 30671046

Local: Toronto: 416-764-8659

North American Toll Free: 1-888-664-6392

Encore Replay

Encore Replay Local: (+1) 416 764 8677

Encore Replay North American Toll Free: (+1) 888 390 0541

Encore Replay Entry Code: 671046 #

Encore Replay Expiration Date: 06/28/2022

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated June 21, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: June 21, 2022	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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